EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2025 Third Quarter Results
Effingham, IL, October 30, 2025 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (Nasdaq: MSBI) (the “Company”) today reported net income available to common shareholders of $5.3 million, or $0.24 per diluted share, for the third quarter of 2025, compared to net income available to common shareholders of $9.8 million, or $0.44 per diluted share, for the second quarter of 2025.
This also compares to net income of $18.2 million, or $0.83 per diluted share, for the third quarter of 2024.
2025 Third Quarter Results
•Net income available to common shareholders of $5.3 million, or $0.24 per diluted share
•Pre-provision net revenue of $31.3 million, or $1.43 per diluted share, compared to $32.2 million, or $1.48 per diluted share, for the second quarter of 2025
•Net interest margin of 3.79%, compared to 3.56% in prior quarter; excluding interest recoveries, net interest margin was 3.69%
•Nonperforming assets to total assets of 1.02%, compared to 1.15% in prior quarter
•Total capital to risk-weighted assets of 14.29% and common equity tier 1 capital of 9.37%
•Ceased equipment finance production effective September 30, 2025
Discussion of Outlook; President & Chief Executive Officer, Jeffrey G. Ludwig:
“Although we are disappointed in our financial results this quarter, we have made meaningful progress on several strategic initiatives. The financial results included $15 million of provision in our equipment finance portfolio reflecting an increase in our loss given default assumptions. Given our current outlook and the allowance held against this portfolio, we believe we are appropriately reserved for future credit losses.

“Reducing problem loans has been a priority this year and importantly, our nonperforming assets decreased to $70 million, or 1.02% of total assets. This represents a pronounced decline from 2.10% at December 31, 2024. Along with our previously discussed strategic decision to tighten underwriting standards in our specialty finance portfolio, we have made the decision to cease originations in equipment finance to further reduce our exposure to higher-risk asset classes.

“Our capital position also improved, with the common equity tier 1 capital ratio rising to 9.4% and remaining on track to reach our 10.0% target. On September 30, we completed the previously announced redemption of $50.75 million in subordinated notes, using existing liquidity.

“Revenue trends were positive, bolstered by the expansion of the net interest margin and continued strong contribution from our wealth management platform, which posted a record quarter with $8 million of revenue. We also saw solid deposit growth in our Community Bank.”

Key Points for Third Quarter and Outlook
Continuation of Credit Clean-up; Tightened Underwriting Standards
•As a continuation of steps taken to address our credit quality issues, including the sales of non-core loan portfolios and tightened underwriting standards in our specialty finance portfolio, we ceased originations in the equipment finance portfolio effective September 30, 2025.
•Nonperforming loans and loans 30-89 days past due decreased to $68.7 million and $26.0 million, respectively, at September 30, 2025. Substandard accruing loans rose principally due to two relationships.

•Net charge-offs were $12.3 million for the quarter, including:
◦$5.0 million of net charge-offs in our equipment finance portfolio as we continue to see credit issues, primarily in the trucking industry
◦$1.7 million of fully reimbursed net charge-offs related to our third party lending program
◦$3.5 million of net charge-offs in our specialty finance portfolio
•Provision for credit losses on loans was $20.5 million for the third quarter of 2025. The provision was principally due to an increase in our loss given default assumptions on the equipment finance portfolio due to continued loss trends in the portfolio.
•Allowance for credit losses on loans was $100.9 million, or 2.07% of total loans.
The table below summarizes certain information regarding the Company’s loan portfolio asset quality as of September 30, 2025.

	As of and for the Three Months Ended
(dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Asset Quality
Loans 30-89 days past due	$26,019	$40,959	$48,221	$43,681	$55,329
Nonperforming loans	68,703	80,112	145,690	150,907	114,556
Nonperforming assets	70,369	81,775	151,264	157,409	126,771
Substandard accruing loans	78,901	58,478	77,620	84,058	167,549
Net charge-offs	12,309	29,854	16,878	112,776	22,302
Loans 30-89 days past due to total loans	0.53%	0.81%	0.96%	0.85%	0.97%
Nonperforming loans to total loans	1.41%	1.59%	2.90%	2.92%	2.00%
Nonperforming assets to total assets	1.02%	1.15%	2.08%	2.10%	1.65%
Allowance for credit losses to total loans	2.07%	1.84%	2.10%	2.15%	2.64%
Allowance for credit losses to nonperforming loans	146.84%	115.70%	72.19%	73.69%	131.87%
Net charge-offs to average loans	0.99%	2.34%	1.35%	7.94%	1.53%
Solid Growth Trends in Community Bank & Wealth Management
•Total loans at September 30, 2025 were $4.87 billion, a decrease of $167.7 million from June 30, 2025. Key changes in the loan portfolio were as follows:

◦Loans originated by our Community Bank decreased $39.2 million, or 1.2%, from June 30, 2025, due to several large payoffs and the reduction in nonperforming loans. Additionally, we exited relationships with several borrowers exhibiting weaker operating performance. We originated $129 million of new loans, versus $182 million in the second quarter, and new production stemmed from commercial clients that provide full banking relationships. Pipelines remain strong and we continued to add to our sales teams in the third quarter.

◦We continue to intentionally reduce our specialty finance loan portfolio, reflecting our tightened credit standards. Balances in this portfolio decreased $28.4 million during the quarter.
◦Similarly, equipment finance balances declined $73.8 million during the quarter.
◦Non-core loans decreased $26.3 million to $313.0 million from June 30, 2025.

•Total deposits were $5.60 billion at September 30, 2025, a decrease of $342.1 million from June 30, 2025. The decrease in deposits reflects the following:
◦Servicing deposits and brokered deposits decreased $286.8 million and $81.5 million, respectively, from June 30, 2025. We expect this reduction of higher-cost deposits to positively impact our future net interest margin.
◦Community Bank deposits rose $69.9 million driven by increases in commercial deposits while retail and public funds deposits were down.

•Wealth Management revenue totaled $8.0 million in the third quarter of 2025. Assets under administration were $4.36 billion at September 30, 2025, an increase from $4.18 billion at June 30, 2025. The Company added new sales positions in the third quarter of 2025 and continues to experience strong pipelines.
Net Interest Margin
•Net interest margin was 3.79%, up 23 basis points compared to the second quarter of 2025, which included the impact of a $1.6 million interest recovery due to the payoff of a nonaccrual loan. Excluding this benefit, the net interest margin was 3.69%. Most of the expansion stemmed from a continued decline in the cost of funding, as rate cuts enacted by the Federal Reserve Bank in late 2024 continue to result in a lower cost of deposits for the Company, which fell to 2.12% in the third quarter of 2025. The partial quarter effect of the 25 basis point rate cut in September 2025 had a limited effect on the third quarter’s results, but should result in additional improvement in funding costs.

The following table presents the Company’s net interest margin for the third quarter of 2025 compared to the second quarter of 2025 and the third quarter of 2024.

	For the Three Months Ended
(dollars in thousands)	September 30, 2025			June 30, 2025			September 30, 2024
Interest-earning assets	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate	Average Balance	Interest & Fees	Yield/Rate
Cash and cash equivalents	$78,567	$849	4.29%	$67,326	$716	4.27%	$75,255	$1,031	5.45%
Investment securities(1)	1,338,997	15,979	4.73	1,367,180	17,164	5.04	1,162,751	13,752	4.71
Loans(1)(2)	4,947,675	81,012	6.50	5,123,558	79,240	6.20	5,783,408	93,504	6.43
Loans held for sale	9,268	147	6.29	44,642	377	3.39	7,505	124	6.57
Nonmarketable equity securities	38,559	715	7.36	38,803	694	7.17	41,137	788	7.62
Total interest-earning assets	6,413,066	98,702	6.11	6,641,509	98,191	5.93	7,070,056	109,199	6.14
Noninterest-earning assets	498,875			513,801			653,279
Total assets	$6,911,941			$7,155,310			$7,723,335

Interest-Bearing Liabilities
Interest-bearing deposits	$4,644,455	$30,219	2.58%	$4,845,609	$32,290	2.67%	$5,132,640	$41,970	3.25%
Short-term borrowings	54,839	499	3.61	60,117	573	3.82	53,577	602	4.47
FHLB advances & other borrowings	386,772	4,044	4.15	363,505	3,766	4.16	428,739	4,743	4.40
Subordinated debt	77,210	1,393	7.16	77,757	1,394	7.19	89,120	1,228	5.48
Trust preferred debentures	51,602	1,221	9.39	51,439	1,206	9.40	50,990	1,341	10.46
Total interest-bearing liabilities	5,214,878	37,376	2.84	5,398,427	39,229	2.91	5,755,066	49,884	3.45
Noninterest-bearing deposits	1,020,196			1,075,945			1,075,712
Other noninterest-bearing liabilities	100,436			108,819			97,235
Shareholders’ equity	576,431			572,119			795,322
Total liabilities and shareholder’s equity	$6,911,941			$7,155,310			$7,723,335

Net Interest Margin		$61,326	3.79%		$58,962	3.56%		$59,315	3.34%

Cost of Deposits			2.12%			2.19%			2.69%
(1)Interest income and average rates for tax-exempt loans and investment securities are presented on a tax-equivalent basis, assuming a federal income tax rate of 21%. Tax-equivalent adjustments totaled $0.2 million, $0.3 million and $0.2 million for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively.
(2)Average loan balances include nonaccrual loans. Interest income on loans includes amortization of deferred loan fees, net of deferred loan costs.
Trends in Noninterest Income and Expense
•Noninterest income was $20.0 million for the third quarter of 2025, compared to $23.5 million for the second quarter of 2025. Noninterest income for the third quarter of 2025 included a loss on credit enhancement income of $0.2 million compared to income of $3.8 million in the prior quarter. The higher second quarter credit enhancement income was attributable to reimbursements from our program sponsor in connection with charge-offs in our third-party loan origination and servicing program.
•Noninterest expense was $49.8 million for the third quarter of 2025, which included $1.0 million of severance expense due to the decision to cease equipment finance originations, compared to $50.0 million of noninterest expense for the second quarter of 2025.

•Income tax expense was $3.7 million for the third quarter of 2025, compared to $2.8 million for the second quarter of 2025 and $4.5 million for the third quarter of 2024. The resulting effective tax rates were 33.2%, 19.1% and 18.2%, respectively. Tax expense for the third quarter of 2025 included $1.3 million of additional provision related to the completion of our prior year returns.

Third Quarter 2025 Financial Highlights and Key Performance Indicators:

	As of and for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Return on average assets	0.43%	0.67%	(7.66)%	(1.59)%	1.05%
Pre-provision net revenue to average assets(1)	1.80%	1.81%	1.47%	1.83%	2.21%
Net interest margin	3.79%	3.56%	3.49%	3.34%	3.34%
Efficiency ratio (1)	61.25%	60.60%	64.29%	62.31%	53.61%
Noninterest expense to average assets	2.86%	2.80%	11.02%	3.04%	2.56%
Net charge-offs to average loans	0.99%	2.34%	1.35%	7.94%	1.53%
Tangible book value per share at period end (1)	$21.16	$20.68	$20.54	$19.83	$22.70
Diluted earnings (loss) per common share	$0.24	$0.44	$(6.58)	$(1.52)	$0.83
Common shares outstanding at period end	21,543,557	21,515,138	21,503,036	21,494,485	21,393,905
Trust assets under administration	$4,363,756	$4,181,180	$4,101,414	$4,153,080	$4,268,539
(1) Non-GAAP financial measures. Refer to page 10 for a reconciliation to the comparable GAAP financial measures.
Capital
On September 30, 2025, we redeemed our $50.75 million in subordinated notes. The Company and Midland States Bank exceeded all regulatory capital requirements under Basel III, and Midland States Bank met the qualifications to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	As of September 30, 2025
	Midland States Bank	Midland States Bancorp, Inc.	Minimum Regulatory Requirements (2)
Total capital to risk-weighted assets	13.34%	14.29%	10.50%
Tier 1 capital to risk-weighted assets	12.08%	12.54%	8.50%
Common equity Tier 1 capital to risk-weighted assets	12.08%	9.37%	7.00%
Tier 1 leverage ratio	9.57%	9.93%	4.00%
Tangible common equity to tangible assets (1)	N/A	6.61%	N/A
(1) A non-GAAP financial measure. Refer to page 10 for a reconciliation to the comparable GAAP financial measure.
(2) Includes the capital conservation buffer of 2.5%, as applicable.

About Midland States Bancorp, Inc.
Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. As of September 30, 2025, the Company had total assets of approximately $6.91 billion, and its Wealth Management Group had assets under administration of approximately $4.36 billion. The Company provides a full range of commercial and consumer banking products and services and business equipment financing, merchant credit card services, trust and investment management, insurance and financial planning services. For additional information, visit https://www.midlandsb.com/ or https://www.linkedin.com/company/midland-states-bank.
Non-GAAP Financial Measures
Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP.
These non-GAAP financial measures include “Pre-provision net revenue,” “Pre-provision net revenue per diluted share,” “Pre-provision net revenue to average assets,” “Adjusted earnings (loss),” “Adjusted earnings (loss) available to common shareholders,” “Adjusted diluted earnings (loss) per common share,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.
Forward-Looking Statements
Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," ‘outlook,” “trends,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
CONTACTS:
Jeffrey G. Ludwig, President and CEO, at jludwig@midlandsb.com or (217) 342-7321
Eric T. Lemke, Chief Financial Officer, at elemke@midlandsb.com or (217) 342-7321

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Assets
Cash and cash equivalents	$166,147	$176,587	$102,006	$114,766	$121,873
Investment securities	1,383,121	1,354,652	1,368,405	1,212,366	1,216,795
Loans	4,867,587	5,035,295	5,018,053	5,167,574	5,728,237
Allowance for credit losses on loans	(100,886)	(92,690)	(105,176)	(111,204)	(151,067)
Total loans, net	4,766,701	4,942,605	4,912,877	5,056,370	5,577,170
Loans held for sale	7,535	37,299	287,821	344,947	8,001
Premises and equipment, net	86,005	86,240	86,719	85,710	84,672
Other real estate owned	393	393	4,183	4,941	8,646
Loan servicing rights, at lower of cost or fair value	16,165	16,720	17,278	17,842	18,400
Goodwill	7,927	7,927	7,927	161,904	161,904
Other intangible assets, net	9,619	10,362	11,189	12,100	13,052
Company-owned life insurance	216,494	214,392	212,336	211,168	209,193
Credit enhancement asset	5,765	5,800	5,615	16,804	20,633
Other assets	245,643	254,901	268,448	267,891	263,850
Total assets	$6,911,515	$7,107,878	$7,284,804	$7,506,809	$7,704,189

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,015,930	$1,074,212	$1,090,707	$1,055,564	$1,050,617
Interest-bearing deposits	4,588,895	4,872,707	4,845,727	5,141,679	5,206,219
Total deposits	5,604,825	5,946,919	5,936,434	6,197,243	6,256,836
Short-term borrowings	146,766	8,654	40,224	87,499	13,849
FHLB advances and other borrowings	373,000	345,000	498,000	258,000	425,000
Subordinated debt	27,014	77,759	77,754	77,749	82,744
Trust preferred debentures	51,684	51,518	51,358	51,205	51,058
Other liabilities	124,225	104,323	109,597	124,266	103,481
Total liabilities	6,327,514	6,534,173	6,713,367	6,795,962	6,932,968
Total shareholders’ equity	584,001	573,705	571,437	710,847	771,221
Total liabilities and shareholders’ equity	$6,911,515	$7,107,878	$7,284,804	$7,506,809	$7,704,189

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2025	2025	2025	2024	2024
Net interest income:
Interest income	$98,493	$97,924	$99,355	$104,470	$108,994
Interest expense	37,376	39,229	41,065	45,900	49,884
Net interest income	61,117	58,695	58,290	58,570	59,110
Provision for credit losses on loans	20,505	17,369	10,850	74,183	17,925
Recapture of credit losses on unfunded commitments	(500)	—	—	—	—
Total provision for credit losses	20,005	17,369	10,850	74,183	17,925
Net interest income after provision for credit losses	41,112	41,326	47,440	(15,613)	41,185
Noninterest income:
Wealth management revenue	8,018	7,379	7,350	7,660	7,104
Service charges on deposit accounts	3,598	3,351	3,305	3,506	3,411
Interchange revenue	3,445	3,463	3,151	3,528	3,506
Residential mortgage banking revenue	735	756	676	637	697
Income on company-owned life insurance	2,102	2,068	2,334	1,975	1,982
Gain (loss) on sales of investment securities, net	14	—	—	(34)	(44)
Credit enhancement income (loss)	(242)	3,848	(578)	15,810	14,206
Other income	2,346	2,669	1,525	2,289	2,683
Total noninterest income	20,016	23,534	17,763	35,371	33,545
Noninterest expense:
Salaries and employee benefits	26,393	25,685	26,416	22,283	24,382
Occupancy and equipment	4,206	4,166	4,498	4,286	4,393
Data processing	7,186	7,035	6,919	7,278	6,955
Professional services	2,017	2,792	2,741	1,580	1,744
Impairment on goodwill	—	—	153,977	—	—
Amortization of intangible assets	743	827	911	952	951
Impairment on leased assets and surrendered assets	—	—	—	7,601	—
FDIC insurance	1,512	1,422	1,463	1,383	1,402
Other expense	7,757	8,065	6,080	13,336	9,937
Total noninterest expense	49,814	49,992	203,005	58,699	49,764
Income (loss) before income taxes	11,314	14,868	(137,802)	(38,941)	24,966
Income tax expense (benefit)	3,757	2,844	3,172	(8,172)	4,535
Net income (loss)	7,557	12,024	(140,974)	(30,769)	20,431
Preferred stock dividends	2,229	2,228	2,228	2,228	2,229
Net income (loss) available to common shareholders	$5,328	$9,796	$(143,202)	$(32,997)	$18,202

Basic earnings (loss) per common share	$0.24	$0.44	$(6.58)	$(1.52)	$0.83
Diluted earnings (loss) per common share	$0.24	$0.44	$(6.58)	$(1.52)	$0.83
Weighted average common shares outstanding	21,863,911	21,820,190	21,795,570	21,748,428	21,675,818
Weighted average diluted common shares outstanding	21,863,911	21,820,190	21,795,570	21,753,711	21,678,242

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)(continued)

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Loan Portfolio Mix
Commercial loans	$1,149,673	$1,178,792	$879,286	$934,848	$879,590
Equipment finance loans	326,860	364,526	390,276	416,969	442,552
Equipment finance leases	310,983	347,155	373,168	391,390	417,531
Commercial FHA warehouse lines	—	1,068	—	8,004	50,198
Total commercial loans and leases	1,787,516	1,891,541	1,642,730	1,751,210	1,789,871
Commercial real estate	2,336,661	2,383,361	2,592,325	2,591,664	2,510,472
Construction and land development	260,073	258,729	264,966	299,842	422,253
Residential real estate	353,475	361,261	373,095	380,557	378,658
Consumer	129,862	140,403	144,937	144,301	626,983
Total loans	$4,867,587	$5,035,295	$5,018,053	$5,167,574	$5,728,237

Loan Portfolio Segment
Regions
Eastern	$927,977	$897,348	$897,792	$899,611	$902,993
Northern	724,695	753,590	747,028	714,562	730,752
Southern	725,892	778,124	711,787	720,188	694,810
St. Louis	896,005	884,685	902,743	868,190	850,327
Total Community Bank	3,274,569	3,313,747	3,259,350	3,202,551	3,178,882
Specialty finance	642,167	670,566	867,918	1,026,443	1,010,766
Equipment finance	637,843	711,681	763,444	808,359	860,083
Non-core loan program and other(1)	313,008	339,301	127,341	130,221	678,506
Total loans	$4,867,587	$5,035,295	$5,018,053	$5,167,574	$5,728,237

Deposit Portfolio Mix
Noninterest-bearing demand	$1,015,930	$1,074,212	$1,090,707	$1,055,564	$1,050,617
Interest-bearing:
Checking	1,996,501	2,180,717	2,161,282	2,378,256	2,389,970
Money market	1,240,885	1,216,357	1,154,403	1,173,630	1,187,139
Savings	486,953	511,470	522,663	507,305	510,260
Time	804,740	818,813	818,732	822,981	849,413
Brokered time	59,816	145,350	188,647	259,507	269,437
Total deposits	$5,604,825	$5,946,919	$5,936,434	$6,197,243	$6,256,836

Deposit Portfolio by Channel
Retail	$2,791,085	$2,811,838	$2,846,494	$2,749,650	$2,695,077
Commercial	1,248,445	1,145,369	1,074,837	1,209,815	1,218,657
Public Funds	605,474	618,172	490,374	505,912	574,704
Wealth & Trust	263,765	304,626	301,251	340,615	332,242
Servicing	498,892	785,659	842,567	896,436	958,662
Brokered Deposits	167,228	248,707	358,063	473,451	390,558
Other	29,936	32,548	22,848	21,364	86,936
Total deposits	$5,604,825	$5,946,919	$5,936,434	$6,197,243	$6,256,836
(1) Non-core loan programs refer to loan portfolios originated through third parties or capital markets, including loans to finance the sale of the GreenSky portfolio.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, expect per share data)	2025	2025	2025	2024	2024
Income (loss) before income tax (benefit) expense - GAAP	$11,314	$14,868	$(137,802)	$(38,941)	$24,966
Adjustments to noninterest income:
(Gain) loss on sales of investment securities, net	(14)	—	—	34	44
Loss (gain) on repurchase of subordinated debt	—	—	—	13	(77)
Total adjustments to noninterest income	(14)	—	—	47	(33)
Adjustments to noninterest expense:
Impairment on goodwill	—	—	(153,977)	—	—
Total adjustments to noninterest expense	—	—	(153,977)	—	—
Adjusted earnings (loss) pre tax - non-GAAP	11,300	14,868	16,175	(38,894)	24,933
Adjusted earnings (loss) tax (benefit) expense	3,753	2,844	3,172	(8,159)	4,526
Adjusted earnings (loss) - non-GAAP	7,547	12,024	13,003	(30,735)	20,407
Preferred stock dividends	2,229	2,228	2,228	2,228	2,229
Adjusted earnings (loss) available to common shareholders	$5,318	$9,796	$10,775	$(32,963)	$18,178
Adjusted diluted earnings (loss) per common share	$0.24	$0.44	$0.49	$(1.52)	$0.82

Pre-Provision Net Revenue Reconciliation

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Income (loss) before income taxes	$11,314	$14,868	$(137,802)	$(38,941)	$24,966
Provision for credit losses	20,005	17,369	10,850	74,183	17,925
Impairment on goodwill	—	—	153,977	—	—
Pre-provision net revenue	$31,319	$32,237	$27,025	$35,242	$42,891
Pre-provision net revenue per diluted share	$1.43	$1.48	$1.24	$1.62	$1.98
Pre-provision net revenue to average assets	1.80%	1.81%	1.47%	1.83%	2.21%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2025	2025	2025	2024	2024
Noninterest expense - GAAP	$49,814	$49,992	$203,005	$58,699	$49,764
Impairment on goodwill	—	—	(153,977)	—	—
Adjusted noninterest expense	$49,814	$49,992	$49,028	$58,699	$49,764

Net interest income - GAAP	$61,117	$58,695	$58,290	$58,570	$59,110
Effect of tax-exempt income	209	267	208	220	205
Adjusted net interest income	61,326	58,962	58,498	58,790	59,315

Noninterest income - GAAP	20,016	23,534	17,763	35,371	33,545
(Gain) loss on sales of investment securities, net	(14)	—	—	34	44
Loss (gain) on repurchase of subordinated debt	—	—	—	13	(77)
Adjusted noninterest income	20,002	23,534	17,763	35,418	33,512

Adjusted total revenue	$81,328	$82,496	$76,261	$94,208	$92,827

Efficiency ratio	61.25%	60.60%	64.29%	62.31%	53.61%

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2025	2025	2025	2024	2024
Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$584,001	$573,705	$571,437	$710,847	$771,221
Adjustments:
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(7,927)	(7,927)	(7,927)	(161,904)	(161,904)
Other intangible assets, net	(9,619)	(10,362)	(11,189)	(12,100)	(13,052)
Tangible common equity	$455,907	$444,868	$441,773	$426,295	$485,717

Total Assets to Tangible Assets:
Total assets—GAAP	$6,911,515	$7,107,878	$7,284,804	$7,506,809	$7,704,189
Adjustments:
Goodwill	(7,927)	(7,927)	(7,927)	(161,904)	(161,904)
Other intangible assets, net	(9,619)	(10,362)	(11,189)	(12,100)	(13,052)
Tangible assets	$6,893,969	$7,089,589	$7,265,688	$7,332,805	$7,529,233

Common Shares Outstanding	21,543,557	21,515,138	21,503,036	21,494,485	21,393,905

Tangible Common Equity to Tangible Assets	6.61%	6.27%	6.08%	5.81%	6.45%
Tangible Book Value Per Share	$21.16	$20.68	$20.54	$19.83	$22.70